SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 28, 2004

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8519	31-1056105
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

201 East Fourth Street
Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 397-9900

Item 7. Financial Statements and Exhibits.
Item 12. Results of Operations and Financial Conditions.
SIGNATURES
Exhibit 99.1

Form 8-K	Cincinnati Bell Inc.

Item 7.   Financial Statements and Exhibits.

          (c) Exhibits:

               99.1 Earnings Release of Cincinnati Bell Inc. dated April 28, 2004.

Item 12.   Results of Operations and Financial Conditions.

     On April 28, 2004, Cincinnati Bell Inc. reported its financial results for the first quarter 2004. The earnings release is attached as Exhibit 99.1. The attached exhibit is furnished pursuant to Item 12 of Form 8-K.

     The earnings release contains non-GAAP financial measures. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the financial tables that are part of the earnings release. In addition to the non-GAAP financial measures contained in the earnings release, during the conference call scheduled on Wednesday, April 28, 2004 at 9:00 AM, EDT, to discuss the company’s first quarter results, Cincinnati Bell will disclose cash flow, which is a non-GAAP financial measure defined as SFAS 95 cash provided by (used in) operating, financing and investing activities, less changes in restricted cash in operating activities, issuance and repayment of long-term debt in financing activities, short-term borrowings (repayments) in financing activities and proceeds from the sale of discontinued operations and assets in investing activities. Cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with cash flow as defined by other companies. A detailed reconciliation of the company’s cash flow to comparable GAAP financial measures is posted on the company’s website at www.cincinnatibell.com, under the Investor Relations tab.

     These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because the Cincinnati Bell Inc. management uses this information when evaluating the company’s results of operations and cash flow and believes that this information provides the users of the financial statements with an additional and useful comparison of the company’s current results of operations and cash flows with past and future periods.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson

Christopher J. Wilson
Vice President and General Counsel

Date: April 28, 2004

Exhibit Index

Exhibit No.	Exhibit	Page No.

99.1	Press Release of the Company dated April 28, 2004